OMB APPROVAL

OMB Number:	3235-0059
Expires:	August 31, 2004
Estimated average burden hours per response	14.73

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

INTERMET CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who potentially are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

INTERMET CORPORATION

5445 Corporate Drive
Suite 200
Troy, Michigan 48098-2683

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

APRIL 16, 2003

      The Annual Meeting of Shareholders of INTERMET Corporation will be held on Wednesday, April 16, 2003, at 9:00 a.m. (EDT) at the INTERMET corporate offices, located at 5445 Corporate Drive, Suite 200, Troy, Michigan 48098 for the following purposes:

1.	To elect eleven (11) directors to constitute the Board of Directors to serve until the next annual meeting or until their successors are elected and qualified.

2.	To approve the appointment of Ernst &Young LLP as the independent auditors for 2003.

3.	To transact such other matters as may properly come before the meeting or any adjournment thereof.

      Only shareholders of record at the close of business on March 3, 2003 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

      We have enclosed a proxy statement and a proxy, which are solicited by the Board of Directors. Please sign, date and return the proxy promptly in the enclosed business reply envelope. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

      Also enclosed is INTERMET’s 2002 Annual Report to Shareholders, which contains financial data and other information about INTERMET.

By Order of the Board of Directors,

Mary Jo Karjala
Secretary

March 10, 2003

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING, EVEN IF YOU CAN’T ATTEND PERSONALLY.

PROXY STATEMENT
VOTING SECURITIES AND PRINCIPAL HOLDERS
NOMINATION AND ELECTION OF DIRECTORS
INFORMATION ABOUT NOMINEES FOR DIRECTOR
EXECUTIVE COMPENSATION
COMPENSATION OF DIRECTORS
EMPLOYMENT AGREEMENTS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
SHAREHOLDER RETURN PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
APPOINTMENT OF INDEPENDENT AUDITORS
SHAREHOLDER PROPOSALS
OTHER MATTERS THAT MAY COME BEFORE THE MEETING

INTERMET CORPORATION

5445 Corporate Drive
Suite 200
Troy, Michigan 48098-2683

PROXY STATEMENT

      The Board of Directors is soliciting proxies to be used at the 2003 annual meeting, which will be held on April 16, 2003. This proxy statement and the enclosed form of proxy will be mailed to shareholders beginning March 10, 2003.

      We will pay the expenses of this solicitation, including the cost of preparing and mailing this proxy statement. We may furnish copies of solicitation materials to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to beneficial owners of shares of our common stock, and we will reimburse normal handling charges for the forwarding service. In addition to solicitations by mail, directors and regular employees of INTERMET may solicit proxies in person, or by telephone or fax. We anticipate that this proxy statement and the accompanying proxy will first be mailed to shareholders on or about March 10, 2003.

      Any proxy given pursuant to this solicitation may be revoked, without compliance with any other formalities, by any shareholder that attends the meeting and gives oral notice of his or her election to vote in person. In addition, any proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of INTERMET, a notice of revocation or a duly executed proxy for the same shares bearing a later date.

      We will furnish to any shareholder of record or beneficial owner of our common stock as of March 3, 2003 who requests a copy, without charge, our annual report on Form 10-K. This annual report on Form 10-K is filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2002 and includes financial statements and schedules. Any request for the annual report on Form 10-K should be in writing and addressed to:

Mary Jo Karjala, Secretary
INTERMET Corporation
5445 Corporate Drive
Suite 200
Troy, Michigan 48098-2683

      If the person requesting the report was not a shareholder of record on March 3, 2003, the request must include a representation that the person was a beneficial owner of common stock on that date. Copies of any exhibits to the annual report on Form 10-K will also be furnished to shareholders on request and upon the payment of our expense in furnishing the exhibits.

VOTING SECURITIES AND PRINCIPAL HOLDERS

      Shareholders of record as of the close of business on March 3, 2003 are entitled to vote at the annual meeting. On that date, we had outstanding and entitled to vote 25,602,391 shares of common stock, par value $0.10 per share, with each share entitled to one vote.

      The following table shows information concerning the beneficial owners of more than five percent (5%) of our common stock, which is our only class of voting securities, as of January 1, 2003. In addition, the table indicates the ownership of our common stock as of that date by each of the Directors and nominees and each of the Named Executive Officers (as defined under “Executive Compensation” below), and by all current Directors and executive officers of INTERMET as a group. Ownership is direct with sole voting and sole dispositive power unless otherwise indicated by footnote.

	Number of Shares
Owner	Owned Beneficially		Percent of Class(16)

DePrince, Race & Zollo, Inc.	2,895,700	(1)	11.4%
201 S. Orange Ave., Ste. 850
Orlando, FL 32801
FMR Corp.	2,557,410	(2)	10.0%
82 Devonshire St
Boston, MA 02109
Dimensional Fund Advisors Inc.	1,857,644	(3)	7.3%
1299 Ocean Ave., 11th Flr
Santa Monica, CA 90401
Rutabaga Capital Management	1,598,400	(4)	6.3%
64 Broad St
Boston, MA 02109
Barclays Global Investors	1,365,792	(5)	5.4%
45 Fremont St., 5th Flr
San Francisco, CA 94105
John Doddridge	695,695	(6)	2.7%
John P. Crecine	20,100	(7)	*
Julia D. Darlow	6,000	(8)	*
Norman F. Ehlers	16,000	(9)	*
John R. Horne	16,000	(9)	*
Thomas H. Jeffs II	16,000	(9)	*
Charles G. McClure	0		*
Richard J. Peters	11,000	(8)	*
John H. Reed	36,600	(9)	*
Pamela E. Rodgers	14,000	(10)	*
Gary F. Ruff	105,386	(11)	*
Terry C. Graessle	7,750	(12)	*
Todd A. Heavin	31,365	(13)	*
Alan J. Miller	59,963	(14)	*
All Executive Officers and Directors as a Group (18 persons)	1,068,888	(15)	4.1%

*	Less than one percent

(1)	As reported on Schedule 13G, dated February 7, 2003, filed with the SEC.

(2)	As reported on Schedule 13G/ A, dated February 10, 2003, jointly filed with the SEC by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson. FMR Corp. (“FMR”) is a parent holding company of Fidelity Management & Research Company, an investment advisor to various investment companies. Mr. Johnson, FMR and the investment companies each has sole dispositive power over the referenced shares. Voting power over the referenced shares resides with the Board of Trustees of the investment companies.

(3)	As reported on Schedule 13G/A, dated February 3, 2003, filed with the SEC.

(4)	Includes 938,050 shares with sole voting power, 660,350 shares with shared voting power, and 1,598,400 shares with sole dispositive power, as reported on Schedule 13G, dated February 19, 2003, filed with the SEC.

(5)	As reported on Schedule 13G, dated February 10, 2003 filed with the SEC, Barclays Global Investors, N.A., a bank, has sole voting and sole dispositive power over 996,332 of the referenced shares; its subsidiary, Barclays Global Fund Advisors, has sole voting and dispositive power over 369,460 of the referenced shares.

(6)	Includes options for 325,000 shares of common stock and 107,353 restricted share units vesting within 60 days of January 1, 2003.

(7)	Includes options for 7,000 shares of common stock exercisable within 60 days of January 1, 2003.

(8)	Includes options for 6,000 shares of common stock exercisable within 60 days of January 1, 2003.

(9)	Includes options for 16,000 shares of common stock exercisable within 60 days of January 1, 2003.

(10)	Includes options for 14,000 shares of common stock exercisable within 60 days of January 1, 2003.

(11)	Includes options for 45,250 shares of common stock and 30,119 restricted share units vesting within 60 days of January 1, 2003.

(12)	Includes options for 7,750 shares of common stock exercisable within 60 days of January 1, 2003.

(13)	Includes options for 8,750 shares of common stock and 13,453 restricted share units vesting within 60 days of January 1, 2003.

(14)	Includes options for 25,250 shares of common stock and 15,056 restricted share units vesting within 60 days of January 1, 2003.

(15)	Includes options for 706,231 shares of common stock exercisable within 60 days of January 1, 2003, and 165,981 restricted share units vesting within 60 days of January 1, 2003.

(16)	The percentages shown are based on 25,491,178 shares of our common stock outstanding as of January 1, 2003 plus the number of shares that the named persons and group have the right to acquire within 60 days of January 1, 2003.

NOMINATION AND ELECTION OF DIRECTORS

(PROPOSAL 1)

      Our by-laws provide that the Board of Directors will consist of eleven (11) directors. The term of office for each director continues until the next annual meeting or until a successor is elected and qualified.

      We will vote your shares as you specify in your proxy. If you do not specify, we will vote your shares for the election of the nominees named below, to constitute the entire Board of Directors. In the event that any nominee withdraws or for any reason is not able to serve as a director, we will vote your shares for any other nominee that the board of directors may substitute. In no event will the proxy be voted for more than eleven nominees. We have no reason to believe that any nominee will not serve if elected.

      Directors are elected by a plurality of the votes cast by the holders of the shares entitled to vote in an election at a meeting at which a quorum is present. A quorum is present when the holders of a majority of the shares outstanding on the record date are present at a meeting in person or by proxy. An abstention and a broker non-vote would be included in determining whether a quorum is present at a meeting, but would not otherwise affect the outcome of a vote.

INFORMATION ABOUT NOMINEES FOR DIRECTOR

      The nominees for director have furnished the following information as of January 1, 2003. Except as otherwise indicated, each nominee has been or was engaged in his or her present or last principal employment, in the same or a similar position, for more than five years.

Name (Age)	Information about Nominee

John Doddridge (62)	Chairman of the Board and Chief Executive Officer since October 27, 1994. Mr. Doddridge was Vice Chairman and Chief Executive Officer of Magna International, Inc., a supplier of motor vehicle parts, from November 1992 until November 1994, where he also served as a Director. From mid-1989 to 1992 he served as President of North American Operations of Dana Corporation, a motor vehicle parts manufacturer, and prior to mid-1989 he served as President of Hayes-Dana Inc., a subsidiary of Dana Corporation. Mr. Doddridge serves as a Director of the Penske Corporation.
John P. Crecine (63)	Director of INTERMET since 1993. Dr. Crecine is Chief Executive Officer of B.P.T., Inc., a private investor, and consultant. He was President of the Georgia Institute of Technology from 1987 to mid-1994. Previously he served as a Professor at the University of Michigan and founding Director of the Institute of Public Policy Studies from 1965 to 1975. He became Dean of the College of Humanities and Social Sciences at Carnegie Mellon University in 1976, a position he held until 1983 when he became the University’s Provost and Senior Vice President for Academic Affairs. He held that position until his Georgia Tech appointment. He is a member of the Board of the Georgia Department of Industry, Trade and Tourism.
Julia D. Darlow (61)	Director of INTERMET since 2001. Ms. Darlow is a consulting member and attorney with the Detroit-based law firm of Dickinson Wright PLLC. Ms. Darlow joined Dickinson Wright in 1971 and was admitted to the firm’s partnership in 1978 and became a consulting member of the firm on January 1, 2002. She is currently Chairman of the Board of Trustees of Hutzel Women’s Hospital, and a member of the Board of Trustees at the Detroit Medical Center. Ms. Darlow also serves on the Board of Trustees for Marygrove College and the Michigan Opera Theatre. She is the past President of the State Bar of Michigan.
Norman F. Ehlers (65)	Director of INTERMET since 1997. He served as Vice President-Purchasing and Supply at Ford Motor Company from 1992 until retirement in 1996. Prior to 1992 he served as Vice President-Supply for Ford of Europe, Executive Director of North American Automotive Operations Production Purchasing and Executive Director of Purchasing and Transportation Services.
John R. Horne (64)	Director of INTERMET since 1997. Mr. Horne presently serves as Chairman and Chief Executive Officer of Navistar International Corporation. He serves as a Director for the National Association of Manufacturers (NAM), the Manufacturers Alliance (MAPI), and the Corrections Corporation of America. He is a member of the Chicago Council on Foreign Relations, the Conference Board, the Economic Club of Chicago and the Executives’ Club of Chicago.

Name (Age)	Information about Nominee

Thomas H. Jeffs II (64)	Director of INTERMET since 1997. Mr. Jeffs retired as Vice Chairman of First Chicago NBD Corporation and First National Bank of Chicago, and President and Chief Operating Officer of its Michigan subsidiary, NBD Bank effective October 31, 1998. He is a governor of the Stratford Festival of Canada.
Charles G. McClure (49)	Director of INTERMET since 2002. Mr. McClure is President and Chief Operating Officer and member of the Board of Directors of Federal-Mogul Corporation. He is the former President and Chief Executive Officer and member of the Board of Directors of Detroit Diesel Corporation which was acquired by DaimlerChrysler Corporation. Mr. McClure was previously with Johnson Controls, holding a variety of positions, most recently as President — the Americas. He serves as a member of the Board of Directors of the Motor and Equipment Manufacturers Association (MEMA).
Richard J. Peters (55)	Director of INTERMET since 2001. Mr. Peters is Managing Partner of Birmingham Capital Partners, a private equity investment firm formed by Penske Corporation. In addition, he is a Director of Penske Corporation, Penske Truck Leasing, and United-Auto Group, and is Chairman of Penske Transportation Components. He joined Penske in 1986, holding positions as President, Executive Vice President and Chief Financial Officer of Penske Corporation, and President and Chief Executive Officer of Penske Motorsports, Inc. He is the founder and President of R. J. Peters & Company, a private equity and financial advisory firm. Previously, he served in a number of roles in commercial banking at Manufacturers Bank of Detroit and Comerica Bank.
John H. Reed (70)*	Director of INTERMET since 1998. Mr. Reed retired as President of Spicer Axle Group, Dana Corporation, Fort Wayne, Indiana, He served on the Board of Directors of Summit Bank of Fort Wayne, Indiana State Chamber of Commerce, the Boys Club of Fort Wayne and Junior Achievement of Northeast Indiana. Mr. Reed is also a member of the American Society of Metals and the Society of Automotive Engineers.
Pamela E. Rodgers (44)	Director of INTERMET since 1999. Ms. Rodgers is President of Rodgers Chevrolet in Woodhaven, Michigan. Previously, she was President of Flat Rock Chevrolet-Oldsmobile. Ms. Rodgers serves on the boards of the Community Foundation for Southeastern Michigan, New Detroit, Inc., Harper Hospital, Alternative for Girls, and Michigan’s Children.
Gary F. Ruff (51)	Director of INTERMET since December, 2002. Dr. Ruff is President and Chief Operating Officer of INTERMET and a member of the Board of Directors. Prior to his appointment, he served as the Executive Vice President — Technical Services. Prior to joining INTERMET in 1999, he held numerous positions with General Motors Corporation and CMI International, Inc. After the acquisition of CMI by Hayes Lemmerz International, Dr. Ruff served as President of Hayes North American Wheels and was a Corporate Vice President.

*	In connection with the nomination of Mr. Reed, the Board of Directors has made an exception to its normal director retirement policy. (See discussion under “Compensation of Directors — Director Retirement”)

      There are no family relationships among the executive officers and directors of INTERMET.

EXECUTIVE COMPENSATION

      The following table sets forth the annual and long-term compensation we paid to our Chief Executive Officer and to the four most highly compensated executive officers (the “Named Executive Officers”) for services rendered during 2002, 2001 and 2000.

Summary Compensation Table

	Annual Compensation

					Other Annual
Name and Principal Position	Year	Salary	Bonus(1)		Compensation

John Doddridge	2002	$500,000	$110,800		$20,355
Chairman of the Board and	2001	500,000	—		14,469
Chief Executive Officer	2000	500,000	258,602	(2)	15,728
Gary F. Ruff	2002	280,682	39,900		27,293	(4)
President and Chief	2001	250,000	—		21,254	(4)
Operating Officer	2000	227,361	54,821	(3)	9,909
Terry C. Graessle	2002	230,000	22,160		24,375	(5)
Vice President —	2001	176,923	100,080	(5)	14,987	(5)
Sales and Marketing	2000	—	—		—
Todd A. Heavin	2002	195,000	19,660		5,825
Vice President —	2001	180,000	—		99,403
Ferrous Metals	2000	86,077	58,500	(6)	238
Alan J. Miller	2002	210,000	26,250		11,388
Vice President, General	2001	210,000	—		4,946
Counsel and Assistant	2000	207,500	31,565	(7)	25,316
Secretary

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Long-Term
	Compensation Awards

			Securities
			Underlying
	Restricted		Options/SARs
	Stock		(No. of	All Other
Name and Principal Position	Award		Shares)	Compensation(8)

John Doddridge	$—		—	$18,080
Chairman of the Board and	—		50,000	15,764
Chief Executive Officer	678,576	(2)	50,000	15,764
Gary F. Ruff	—		50,000	16,244
President and Chief	—		30,000	13,820
Operating Officer	245,298	(3)(4)	30,000	13,635
Terry C. Graessle	—		15,000	15,877
Vice President —	20,250	(5)	15,000	7,178
Sales and Marketing	—		—	—
Todd A. Heavin	—		30,000	15,241
Vice President —	—		15,000	13,282
Ferrous Metals	83,000	(6)	10,000	441
Alan J. Miller	—		—	15,714
Vice President, General	—		10,000	13,523
Counsel and Assistant	96,470	(7)	7,500	13,504
Secretary

(1)	We have reported incentive compensation in this proxy statement in the year earned, not in the year paid.

(2)	Mr. Doddridge’s incentive bonus for 2000 was reduced by $339,288, which amount was voluntarily surrendered in exchange for 100,000 Restricted Share Units under INTERMET’s Restricted Share Unit Award Plan adopted on February 1, 2001. Under the terms of that Plan, and provided that Mr. Doddridge remained employed by INTERMET until February 1, 2002, these 100,000 Restricted Share Units vested, entitling Mr. Doddridge to one share of INTERMET common stock for each Restricted Share Unit. In addition, under the terms of the Plan, Mr. Doddridge also acquired at no cost 100,000 additional Restricted Share Units valued at $339,288. These additional Restricted Share Units vested on February 1, 2003, entitling Mr. Doddridge to one share of INTERMET common stock for each Restricted Share Unit. The amount shown in the Restricted Stock Award column represents the value, as of the date of the grant of the Restricted Share Units that vested on February 1, 2002 and February 1, 2003. Whenever cash dividends were paid on INTERMET common stock, Mr. Doddridge acquired additional Restricted Share Units equal to the number of INTERMET shares that could have been purchased if the cash dividend had been paid on his Restricted Share Units.

(3)	Dr. Ruff’s incentive bonus for 2000 was reduced by $94,649, which amount was voluntarily surrendered in exchange for 28,059 Restricted Share Units under INTERMET’s Restricted Share Unit Award Plan described in note (2) above, which vested on February 1, 2002. Dr. Ruff also acquired at no cost 28,059 additional Restricted Share Units valued at $94,649, which vested on February 1, 2003. The amount shown in the Restricted Stock Award column represents the value as of the date of the grant of the Restricted Share Units that vested on February 1, 2002 and February 1, 2003.

(4)	In 2000, Dr. Ruff was granted 8,000 shares of restricted common stock having a value at the date of grant of $7.00 per share. The total value was $56,000 for the restricted shares. The shares of restricted stock vest at the rate of 2,000 shares on each of the first, second, third and fourth anniversaries of the date of award. On July 16, 2001, 2000 of the restricted shares vested, at which time the shares had a value of

$5.00 per share. Accordingly, Dr. Ruff’s compensation reported for 2001 included $10,000 and for 2002 includes $14,980.

(5)	On March 26, 2001, Mr. Graessle was granted 2,000 shares of unrestricted common stock and 6,000 shares of restricted common stock, all having a value at the date of grant of $3.375 per share. The total value was $6,750 for the unrestricted shares and $20,250 for the restricted shares. The shares of restricted stock vest at the rate of 2,000 shares on each of the first, second and third anniversaries of the date of award. Also, Mr. Graessle received a one-time incentive bonus of $100,080 as a result of his employment acceptance agreement. On March 26, 2002, 2,000 of the restricted shares vested at which time the shares had a value of $6.60 per share. Accordingly, Mr. Graessle’s compensation reported above for 2002 includes $13,200.

(6)	Mr. Heavin’s incentive bonus for 2000 was reduced by $41,500, which amount was voluntarily surrendered in exchange for 12,538 Restricted Share Units under INTERMET’s Restricted Share Unit Award Plan described in note (2) above, which vested on February 1, 2002. Mr. Heavin also acquired at no cost, 12,538 additional Restricted Share Units valued at $41,500, which vested on February 1, 2003. The amount shown in the Restricted Stock Award column represents the value, as of the date of the grant, of the Restricted Share Units that vested on February 1, 2002 and February 1, 2003. Also, Mr. Heavin received a one-time incentive bonus of $50,000 as a result of his employment acceptance agreement.

(7)	Mr. Miller’s incentive bonus for 2000 was reduced by $48,235, which amount was voluntarily surrendered in exchange for 14,031 Restricted Share Units under INTERMET’s Restricted Share Unit Award Plan described in note (2) above, which vested on February 1, 2002. Mr. Miller also acquired at no cost 14,031 additional Restricted Share Units valued at $48,235, which vested on February 1, 2003. The amount shown in the Restricted Stock Award column represents the value as of the date of the grant of the Restricted Share Units that vested on February 1, 2002 and February 1, 2003.

(8)	All other compensation consists of contributions to INTERMET’s Employee Stock Ownership Plan, matching contributions to INTERMET’s Savings and Investment Plan (401(k)) and life insurance premiums paid for executives set forth in the following table.

			401(k)
			Matching	Life Insurance	Total Other
Name and Principal Position	Year	ESOP Contribution	Contribution	Premiums	Compensation

John Doddridge	2002	$6,000	$8,000	$4,080	$18,080
Chairman of the Board and	2001	5,100	6,800	3,864	15,764
Chief Executive Officer	2000	5,100	6,800	3,864	15,764
Gary F. Ruff	2002	6,000	8,000	2,244	16,244
President and Chief	2001	5,100	6,800	1,920	13,820
Operating Officer	2000	5,100	6,800	1,735	13,635
Terry C. Graessle	2002	6,000	8,000	1,877	15,877
Vice President—	2001	—	6,000	1,178	7,178
Sales and Marketing	2000	—	—	—	—
Todd A. Heavin	2002	5,850	7,800	1,591	15,241
Vice President—	2001	5,100	6,800	1,382	13,282
Ferrous Metals	2000	—	—	441	441
Alan J. Miller	2002	6,000	8,000	1,714	15,714
Vice President, General Counsel	2001	5,100	6,800	1,623	13,523
and Assistant Secretary	2000	5,100	6,800	1,604	13,504

Option Grants.

      Information on stock options granted during 2002 to the Named Executive Officers, which is reflected in the summary compensation table, is shown below. We granted no stock appreciation rights during 2002, and none of our compensation plans currently provide for the grant of stock appreciation rights.

Option/ SAR Grants in Last Fiscal Year

					Potential Realizable
	No. of				Value at Assumed
	Securities	Options/SARs			Annual Rates of Stock
	Underlying	% of Total			Price Appreciation for
	Options/	Granted to			Option Term(2)
	SARs	Employees	Exercise	Expiration
Name	Granted(1)	in 2002	Price	Date	5%	10%

Gary F. Ruff	50,000	27.4%	$4.2000	02-06-12	$132,068	$334,686
Terry C. Graessle	15,000	8.2%	4.2000	02-06-12	39,620	100,406
Todd A. Heavin	30,000	16.4%	4.2000	02-06-12	79,241	200,812

(1)	25% of the options are exercisable on the first anniversary of the grant date, 50% are exercisable on the second anniversary of the grant date, 75% are exercisable on the third anniversary of the grant date and 100% are exercisable on the fourth anniversary of the grant date.

(2)	The values disclosed as “Potential Realizable Value” are not intended to be, and should not be interpreted as, representations or projections of the future value of our common stock or of the stock price.

Fiscal Year-End Values.

      Information with respect to unexercised options to purchase our common stock held by the Named Executive Officers at December 31, 2002 is shown below.

Fiscal Year-End Option Values

					Value of Unexercised
			No. of Shares Subject to		In-the-Money
			Unexercised Options/SARs		Options/SARs at
	Shares		Held at December 31, 2002		December 31, 2002
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

John Doddridge	—	—	325,000	75,000	—	—
Gary F. Ruff	—	—	45,250	97,750	—	—
Terry C. Graessle	—	—	7,750	30,250	—	—
Todd A. Heavin	—	—	8,750	46,250	—	—
Alan J. Miller	—	—	25,250	14,250	—	—

Securities Authorized for Issuance.

      Securities authorized for issuance under equity compensation plans at December 31, 2002 are as follows:

	Number of securities		Number of securities remaining
	to be issued upon	Weighted-average	available for future issuance
	the exercise of	exercise price of	under equity compensation
	outstanding options,	outstanding options,	(excluding securities reflected
Plan category	warrants and rights	warrants and rights	in the first column)

Equity compensation plans approved by security holders	1,740,975	$9.27	1,170,633
Equity compensation plans not approved by security holders	—	—	—

Total	1,740,975		1,170,633

INTERMET CORPORATION

COMPENSATION OF DIRECTORS

Standard Arrangements

      For 2002, directors who were not officers of the Company received $8,000 per quarter. Directors do not receive meeting fees for regularly scheduled Board and committee meetings and telephone Board and committee meetings. However, directors receive $1,000 for any special Board or committee meeting (defined as any meeting that takes place other than the afternoon before or the day of a Board meeting). In addition, committee chairmen receive a $2,000 payment per year. Directors were reimbursed for all travel expenses associated with attending meetings.

      Under the 1997 Directors’ Stock Option Plan, the Compensation and Human Resources Committee awarded to four Board members a total of 21,000 options at $4.20 per share, the fair market value of INTERMET’s common stock on the date of grant, February 7, 2002. There remain 37,000 options for future grants under this Plan.

Deferred Compensation Plan

      The Board of Directors of the Company adopted the Intermet Corporation 1997 Directors’ Deferred Compensation Plan on January 30, 1997. Pursuant to this Plan, non-employee directors may elect to defer receipt of all or a specified portion of the cash payments due to them for their service as directors and to convert such cash payments into “units” of phantom stock representing the value of Intermet common stock. The election must be made prior to the year of service in which the fees will be earned. Participants are entitled to receive payment of these deferred amounts (including deemed dividend amounts attributable to the units) after the end of their service as a director. The payments are to be made within 30 days in a lump sum, or annually over a five-year period, at the election of the participant. The Compensation and Human Resources Committee, subject to the approval of the Board of Directors, administers this Plan.

Director Retirement

      The Company’s policy is that after attaining the age of seventy, a director will retire from the Board at the next Annual Meeting. Further, an officer of the Company, other than the Chief Executive Officer, may not serve on the Board upon ceasing to be an officer. The Company does not provide retirement compensation and/or benefits for retired non-employee directors.

      In connection with the nomination of Mr. Reed, the Board of Directors determined that it would make an exception to the Company’s director retirement policy to permit Mr. Reed to stand for re-election for another term as a Director at the meeting of shareholders to be held Wednesday, April 16, 2003. This determination was based on Mr. Reed’s extensive background and experience in casting and machining processes in the automotive industry.

      The Company’s current practices have been implemented to maintain its on-going market competitiveness with respect to director compensation in order to attract and retain the best possible candidates for the Board. Additionally, the intent of its director compensation programs is to align the Board members’ actions with the long-term interests of the Company.

INTERMET CORPORATION

EMPLOYMENT AGREEMENTS

Mr. Doddridge

      Mr. Doddridge serves as Chairman of the Board and Chief Executive Officer pursuant to an employment agreement entered into on October 27, 1994, as amended and superseded on September 1, 1995. The initial term of Mr. Doddridge’s employment agreement ran through December 31, 1997. Beginning on December 31, 1995, the contract term automatically extended on a daily basis such that the remaining term was never less than two years. On January 2, 2003, Mr. Doddridge’s employment contract was amended to provide that, among other things, and except in the case of a termination without Cause or for Good Reason as discussed below, the term of his employment agreement will expire on January 2, 2005.

      If the Company terminates Mr. Doddridge’s employment without Cause (as defined in the employment agreement) or if he terminates employment for Good Reason (as defined in the employment agreement) prior to the end of the contract term, he would be entitled to a lump sum payment equal to the sum of (1) his accrued but unpaid salary, earned bonus and other earned benefits through the date of termination, (2) an amount equal to his annual base salary which would have been payable through the end of the contract term, (3) an amount equal to the annual bonus paid for the fiscal year immediately prior to the date of termination multiplied by a fraction where the numerator is the number of full years and portions of years between the termination date and the end of the contract term, and the denominator is the total number of years in the contract term, and (4) the amount (if any) of unvested benefits under any profit sharing plan, retirement plan, ESOP or any other plan which would otherwise be forfeited on account of his employment being terminated.

      In the event of a Change in Control (as defined in the employment agreement), and if Mr. Doddridge is subsequently terminated by the Company (or successor company) without Cause or terminates his employment for Good Reason, he would be entitled to the same payments and benefits as described in the previous paragraph. In addition, Mr. Doddridge would have the option of terminating his employment for Good Reason any time during the six-month period following a Change in Control.

      In the event Mr. Doddridge is terminated for Cause (as defined in the employment agreement) by the Company, he would receive all accrued salary, earned bonus compensation, vested long-term incentive compensation and other benefits through the date of termination, but would receive no other severance benefits.

      Upon Mr. Doddridge’s retirement from the Company, he will be entitled to a retirement benefit equal to one full year of his final annual base salary for each three continuous years of employment. This benefit will be pro-rated for any period of less than three years. The benefit is payable in a lump sum upon Mr. Doddridge’s retirement. This benefit would also be payable to Mr. Doddridge in the event of his termination without Cause or for Good Reason.

      Mr. Doddridge’s employment agreement contains restrictive covenants pursuant to which Mr. Doddridge has agreed not to compete with the Company during the period of his employment and following termination of his employment for a period of one year, except in the event of termination without Cause or for Good Reason or termination for any reason during the two-year period following a Change in Control.

Other Executives

      The Company has entered into employment agreements with certain other executive officers, including all of the officers named in the Summary Compensation Table. All agreements have a twelve-month contract term and automatically extend on a daily basis such that the remaining term is never less than one year.

      The employment agreements provide that if the Company terminates an executive’s employment without Cause (as defined in the employment agreements) or if the executive terminates employment for Good Reason (as defined in the employment agreements) prior to the end of the contract term, he or she would be entitled to (1) in a lump sum, an amount equal to the executive’s accrued but unpaid base salary as of the date of termination and any unpaid annual bonus from the prior annual bonus period, (2) in monthly payments, the executive’s base salary and benefits (if any) payable through the end of the contract term, and (3) following the annual bonus period during which the date of termination occurs, a pro-rata portion of the annual bonus payable in accordance with company policy. If employment is terminated without Cause or for Good Reason following a Change in Control (as defined in the employment agreements), an executive is entitled to the same payments, except that the base salary and benefits continue for a period of two years following the date of termination.

      In the event an executive officer is terminated for Cause (as defined in the employment agreement), he or she would receive all accrued salary, earned bonus compensation, vested long-term incentive compensation and other benefits through the date of termination, but would receive no other severance benefits.

      The executive employment agreements contain non-compete covenants effective during employment and following termination for a period of one year, except in the event of termination without Cause or for Good Reason or termination for any reason during the two-year period following a Change in Control.

INTERMET CORPORATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation & Human Resources Committee of the Board of Directors of INTERMET Corporation has furnished the following report on executive compensation for the fiscal year ended December 31, 2002.

Committee Responsibilities

      The Compensation and Human Resources Committee is comprised of four independent directors. Committee responsibilities, with respect to the compensation of key executives of the Company and its subsidiaries include reviews and recommendations relative to the following elements:

•	Succession planning of the Company’s critical human capital resources;

•	Base salary levels of the key executive officers of the Company;

•	The Company’s annual bonus and profit sharing compensation plan for key executives;

•	The Company’s stock-based compensation;

•	The Company’s 401(k) Savings and Investment Plan and the Employee Stock Ownership Plan Trust;

•	Employment agreements and amendments thereof; and

•	The process and substance of other aspects of compensation.

      The Committee monitors market practices and trends, and makes revisions as necessary, to ensure that the Company’s programs (1) are adequate to attract, retain and motivate the best possible executive talent and (2) benefit the long-term interests of the Company and its shareholders.

Overall Compensation Philosophy

      The Company’s underlying compensation philosophy is to link key executive compensation to corporate performance and returns to shareholders. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to the Company’s success in meeting specified performance goals and to appreciation in the Company’s common stock price. The three concepts, outlined below, are the foundation of the Company’s compensation philosophy:

      Pay for Performance. In 2002, the Company continued to link a significant portion of key executive compensation to incentive pay, or pay for performance. The Company emphasizes variable, at-risk compensation that is dependent upon the employees’ level of success in meeting specified Company goals.

      Target Ownership and Equity Orientation. To properly align employee and shareholder interests, equity-based plans represent a fundamental component of the at-risk portion of total compensation. Consistent with this philosophy, the Company strongly encourages its key executives to establish and maintain target stock ownership levels equal to the following: (a) the Chief Executive Officer shall maintain a minimum of four times base salary; (b) members of the Operating Committee shall maintain a minimum of three times base salary; and (c) other senior management executives shall maintain a minimum of two times base salary in Company stock. Additionally, the key executives are strongly encouraged to achieve this target ownership level as soon as possible. The emphasis on key executive stock ownership will further align the interests of the Company’s executives and its shareholders.

      Management Development. The Company’s compensation opportunities are structured to attract, retain and motivate those key executives who are proficient in maximizing shareholder value.

      The basic elements of INTERMET’s executive compensation packages are base salary, annual incentive compensation and long-term incentive compensation. The Committee’s policies with respect to each of these elements are discussed below. In addition, while the elements of compensation described below are considered separately, the Committee takes into account the total compensation package for each individual, including pension benefits, severance plans, insurance and other benefits.

IRC § 162(m)

      The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (“the Code”), regarding qualifying compensation paid to the Company’s executive officers in structuring compensation arrangements for 2002. The Company’s executive officers have an opportunity to earn annual bonuses under the Company’s Profit Sharing Plan, which is designed to satisfy the requirements of Section 162(m).

Base Salaries

      Individual salaries for specified executives are reviewed annually and recommendations for adjustments are made to the Board by the Chief Executive Officer based on individual responsibilities, performance over time and the Committee’s judgment of overall Company financial performance.

      In 2002, the Company’s approach to the base compensation for its key executives was to continue to generally hold base salaries below industry peer group averages. The Company determines competitive market average compensation by using published survey sources and market studies of comparably sized companies competing within the same markets. The combined efforts of holding base salary levels below market levels and incorporating modest merit increases going forward, continues to allow the Company to control the fixed portion of its compensation costs over time, while placing increased emphasis on the “at-risk” components, or annual and long-term incentive compensation, as discussed below.

Annual Incentive Compensation

      Every annual incentive payout to key executives depends on results, not efforts.

      2002 marked the eighth year of the Company’s Profit Sharing Plan for key executive members of the Operating Committee. The purpose of this Plan is to provide an incentive compensation system, which rewards corporate operating management proportionately to the profitability of the Company. Under the Plan, participants normally receive a percentage of audited annual pre-tax earnings of the Company, before minority interests and corporate profit sharing adjustments.

      The purpose of the Plant General Manager Profit Sharing Plan, also in its eighth year, is to provide incentives that reward Plant General Managers proportionately to the plant profitability, as measured by pre-tax profit, since the performance of these individuals significantly impacts total corporate results. The incentive amount received by each participant is paid in cash at the end of each year.

      Subject to approval by the Committee, certain key executives were allowed to purchase Restricted Share Units with all or a portion of their earnings under the Company’s Profit Sharing Plan, pursuant to the Company’s Restricted Share Unit Award Plan adopted by the Board on February 1, 2001. Restricted Share Units so purchased by the executive were valued at the fair market value per share of the Company’s common stock at the date of the grant, and are equivalent in all respects to shares of the Company’s common stock, except for ownership rights. In addition, the executive was simultaneously awarded, at no cost to the executive, a number of additional Restricted Share Units, equal to the number of Restricted Share Units purchased by the executive. Each Restricted Share Unit entitles the executive to one share of Company common stock, provided that the executive remains in active employment by the Company for a required vesting period. Fifty percent of the Restricted Share Units awarded in 2001 under this plan vested on February 1, 2002. The remaining Restricted Share Units vested on February 1, 2003.

Long-Term Incentive Compensation

      The Company maintains, for key executives and management, certain stock-based compensation plans, which allow the Committee to award the individuals it selects, stock awards, restricted stock awards, incentive stock options and non-qualified stock options. Awards under this stock-based compensation directly link potential participant rewards to increases in shareholder value.

      The Company historically has provided the majority of its stock-based compensation in the form of stock options. Stock options are granted with an exercise price equal to the market price of INTERMET’s common stock on the date of grant and become exercisable over a four-year period. This approach is designed to encourage the creation of shareholder value and the retention of the executives over the long term, as this element of the compensation package has value only to the extent that stock price appreciation occurs.

      The purpose of the Executive Stock Option and Incentive Award Plan is to reward key executives and managers only when the shareholders are rewarded. This permits the grant of non-qualified stock options, incentive stock options, restricted stock and stock awards to key executives and managers. The Committee granted 108,000 stock options under the Plan with an exercise price of $4.20, the fair market value of INTERMET’s common stock on the date of grant, February 7, 2002. Additionally, the Committee granted 16,000 stock options under the Plan with an exercise price of $7.050, the fair market value of INTERMET’s common stock on the date of grant, July 11, 2002 for a total of 124,000 stock options granted during 2002.

CEO Compensation

      Mr. Doddridge’s base salary for 2002 remained at $500,000, as established in his employment agreement, and was based on median market levels as determined by competitive market data and the other criteria discussed above under “Base Salaries”. Under his agreement, Mr. Doddridge’s base salary is subject to an increase at the discretion of the Compensation Committee.

      Mr. Doddridge’s annual incentive opportunity is 1.0% of audited annual pre-tax earnings before minority interests and corporate profit sharing adjustments. This award is determined by the same criteria discussed above under “Annual Incentive Compensation”.

Benefits

      The Company provides benefits to most salaried employees, including medical, dental, short and long-term disability, accidental death and dismemberment, life insurance and dependent life insurance. The Company also has a medical reimbursement plan available to the Named Executive Officers and other key employees that compensates them for certain medical expenses not covered by the regular group insurance programs.

Retirement Plans

      The Company has a two-part retirement program: the 401(k) Savings and Investment Plan and the Employee Stock Ownership Plan Trust, available to eligible salaried employees, including the Named Executive Officers.

      The 401(k) Savings and Investment Plan permits eligible salaried employees to contribute up to 15% of their compensation subject to certain limitations, and invest it in one or more of seven investment funds offered through the Plan. The Company matches an individual’s contribution up to 4% of pay at a rate of fifty cents for each dollar saved. At the end of the year, the Company makes an added contribution to the individual’s account of an amount equal to 2% of the individual’s annual compensation subject to certain limitations.

      The Employee Stock Ownership Plan Trust purchases common stock of the Company for its eligible salaried employees. The Company contributes an amount equal to 3% of the individual’s wages or salary.

      The Company also maintains certain defined contribution plans that cover employees of business units acquired by Intermet. These plans do not cover any executive officers of the Company.

      In December 1999, the Company established the Intermet Corporation Deferred Compensation Plan for the benefit of certain key management employees. The Plan was adopted to recognize the value of the past and present services of key employees and to encourage their continued service by making provisions for their future retirement security. Participants in the plan can elect to defer payment of a portion of regular compensation and/or performance bonus (if any) up to $200,000 for the year.

CEO Succession

      Mr. Doddridge’s employment agreement, pursuant to which he serves as Chairman of the Board and Chief Executive Officer, had a term that had been automatically extended each day after December 31, 1995 for an additional two years. In July of 2002, the Board and Mr. Doddridge agreed that a search committee would be formed to interview inside and outside candidates for a Chief Operating Officer position and potential successor to Mr. Doddridge. On December 10, 2002, the Board elected Dr. Gary F. Ruff as President and Chief Operating Officer. Dr. Ruff had been Executive Vice President and a member of the Company’s Operating Committee. On January 2, 2003, Mr. Doddridge’s employment agreement was amended such that the term will expire on January 2, 2005. Additionally, Mr. Doddridge announced that it is his intention to step down as Chief Executive Officer of the Company in July of 2003, but remain as Chairman of the Board. In July 2003, it is anticipated that Dr. Ruff will succeed Mr. Doddridge as Chief Executive Officer of the Company.

Other Awards

      The Company provides automobiles or car allowances for certain key employees including executives and sales personnel. When these are used for personal rather than business needs, the Company determines the cost of that use and includes that amount on the W-2 form sent to the Internal Revenue Services.

      The Company has a salary continuation plan in the event of the death of certain key executives. Salary is paid for one year following the death of the Chairman or President of the Company and nine months for other executive officers of the Company.

Conclusion

      Through the programs described above, a significant portion of the Company’s executive compensation is linked directly to corporate performance and stock price appreciation. The Committee intends to continue the policy of linking executive compensation to corporate performance and returns to shareholders, recognizing that the business cycle from time-to-time may result in an imbalance for a particular period.

INTERMET CORPORATION COMPENSATION AND HUMAN RESOURCES COMMITTEE

John H. Reed — Chairman

John R. Horne
Thomas H. Jeffs II
Charles G. McClure

INTERMET CORPORATION

AUDIT COMMITTEE REPORT

      The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. All members of the Committee are independent as required by current Nasdaq listing standards. The Committee operates pursuant to a Charter that was adopted by the Board of Directors on April 17, 2000, a copy of which is attached to this Report as an Appendix. The Committee is reviewing its current Charter and intends to amend it as required to comply with current and anticipated laws, regulations and listing requirements, and to ensure that it continues to appropriately reflect the Committee’s responsibilities.

      In the performance of its oversight function, the Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2002 with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. Finally, the Committee has discussed with the independent auditors their independence from the Company, including the matters contained in the written disclosures required by Independence Standards Board Standard No. 1, Independent Discussions with Audit Committees, and has considered whether the provision of any non-audit services by the independent auditors is compatible with maintaining their independence.

      Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s outside auditors are in fact independent.

      Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 to be filed with the Securities and Exchange Commission.

INTERMET CORPORATION AUDIT COMMITTEE

Norman F. Ehlers — Chairman

John P. Crecine
Richard J. Peters
Pamela E. Rodgers

Appendix to Audit Committee Report

CHARTER

INTERMET CORPORATION AUDIT COMMITTEE

Organization

      Our audit committee of the board of directors shall be comprised of at least four financially literate directors who are independent of management and the company. (As defined in applicable listing standards of NASD/ AMEX)

Statement of Policy

      Our audit committee shall provide assistance to the other directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the company, and the quality and integrity of financial reports of the company.

Responsibilities

      In carrying out our responsibilities, our audit committee believes our policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the company are of high quality and in accordance with all requirements.

      In carrying out these responsibilities, our audit committee will:

•	Obtain the full board of directors’ approval of this Charter and review and reassess this Charter as conditions dictate or at least annually.

•	Review and recommend to the directors, the independent auditors to be selected to audit the financial statements of the company and its divisions and subsidiaries.

•	Have a clear understanding with the independent auditors that they are ultimately accountable to the board of directors and the audit committee, as the shareholders’ representatives, who have the ultimate authority in deciding to engage, compensate, evaluate, and if appropriate, terminate their services.

•	Meet with the independent auditors and financial management of the company to review the scope of the proposed audit and timely reviews for the current year and the procedures to be utilized and their relevance to operations controls, and at the conclusion thereof review such audit or review, including any comments or recommendations of the independent auditors.

•	Review with the independent auditors and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable.

•	Review legal and regulatory matters that may have a material effect on the financial statements or related company compliance policies.

•	Review the internal audit function of the company including its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

•	Inquire of management and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the company.

•	Review the financial statements to be contained in the annual report to shareholders with management and the independent auditors, including their judgment about the quality, acceptability of accounting principles, the reasonableness and the clarity of the disclosures in the financial statements.

•	Review the interim financial statements prior to filing the Company’s quarterly report on Form 10-Q.

•	Ensure sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Provide open accessibility for the independent auditors to discuss any required matters with the committee or committee chairman.

•	Discuss with the auditors their independence from management and the Company, and on an annual basis, obtain from the independent auditors a written communication delineating all of their relationships and professional services as required by Independence Standards Board “Standard No. 1, Independent Discussions with Audit Committees.”

•	We will report to the board on all meetings of our audit committee and relevant matters discussed.

•	Investigate any matter brought to our attention within the scope of our duties, with the power to request to the board of directors to retain outside counsel for this purpose if, in its judgment, that is appropriate.

SHAREHOLDER RETURN PERFORMANCE GRAPH

      Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on INTERMET’s common stock against the cumulative total return of the Russell 2000 Index and the cumulative total return for a peer group of companies. The peer group consists of Amcast Industrial Corporation, American Axle & Manufacturing Holdings Inc., Atchison Casting Corp., Borg-Warner Automotive Inc., and Hayes Lemmerz International, Inc. This graph covers a period of five years commencing on December 31, 1997 and ending December 31, 2002.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG INTERMET CORPORATION, THE RUSSELL 2000 INDEX
AND A PEER GROUP

*	$100 INVESTED ON 12/31/97 IN STOCK OR INDEX—INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Julia D. Darlow, a director and nominee, was a consulting member of the law firm of Dickinson Wright PLLC during 2002. The Company retained Dickinson Wright PLLC as its counsel in various matters during 2002 and proposes to retain the firm during 2003. Ms. Darlow was not directly involved in representing the Company on any legal matters during 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers and persons who own more than 10% of the Company’s common stock to file initial stock ownership reports and reports of changes in ownership with the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange. SEC regulations require the Company to be furnished with copies of these reports. Doretha J. Christoph, a former officer of the Company, and John P. Crecine, a director of the Company, were late in filing one Form 4 each to report one transaction each with respect to sales of common stock of the Company during 2002.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

      The Board of Directors held six (6) meetings during 2002. All of the Directors attended at least 75% of all meetings of the Board and of each committee of the Board on which they served.

      The Compensation and Human Resources Committee of the Board of Directors sets the compensation for executive officers and key personnel and identifies and recommends potential candidates to the Board to serve as a member of the Board of Directors. The Compensation and Human Resources Committee was comprised of Messrs. Reed, Horne, Jeffs and McClure as of December 31, 2002. The committee held seven (7) meetings during 2002.

      The Audit Committee reviews financial controls and the methods of preparation of financial statements, evaluates audit performance and reports on such matters to the Board. All members of the Audit Committee are independent as defined in applicable NASDAQ listing standards. The Company believes that at least one member of the Audit Committee will qualify as a financial expert as defined in requirements that will become applicable in the future. The Audit Committee is currently comprised of Messrs. Ehlers, Crecine, Peters and Ms. Rodgers and held four (4) meetings during 2002.

      The Finance Committee reviews the Company’s financial health and strategy and evaluates financial performance and major investments and reports on such matters to the Board. The Finance Committee is currently comprised of Messrs. Peters, Ehlers, Horne, and Ms. Darlow and held three (3) meetings during 2002.

APPOINTMENT OF INDEPENDENT AUDITORS

(PROPOSAL 2)

      The Board of Directors has appointed Ernst & Young LLP as INTERMET’s independent auditors for 2003, subject to approval of this appointment by INTERMET’s shareholders.

      Ernst & Young LLP was INTERMET’s principal independent auditor for 2002. We expect that representatives of Ernst & Young LLP will be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions. The affirmative vote of the holders of a majority of the shares of common stock represented and entitled to vote on this proposal at the annual meeting will constitute approval of the appointment of Ernst & Young LLP. If not so approved by the shareholders, the Audit Committee and the Board of Directors will reconsider the appointment.

      Audit Fees: Aggregate fees billed by Ernst & Young for professional services rendered for the audit of the Company’s annual financial statements for 2002 and for review of the Company’s financial statements included in the Company’s Forms 10-Q for 2002 were $1,051,247. Included in audit fees for 2002 was $195,830 related to the Company’s debt registration in June 2002.

      All Other Fees: Aggregate fees billed by Ernst & Young totaled $308,095 for all other professional services (other than Audit Fees) for 2002 which consisted of $116,075 for audit related services and $192,020 for other services related to tax matters. Audit related services included benefit plan audits and assistance with reporting matters.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL 2, AND THE ENCLOSED PROXY WILL BE SO VOTED IN THAT MANNER UNLESS THE SHAREHOLDER EXECUTING THE PROXY SPECIFICALLY VOTES TO THE CONTRARY OR ABSTAINS FROM VOTING ON THIS PROPOSAL.

SHAREHOLDER PROPOSALS

      In accordance with the provisions of Rule 14a-8 (e) of the Securities and Exchange Commission, any shareholder proposal intended for inclusion in the proxy material for INTERMET’s 2004 Annual Meeting must be received by November 3, 2003 in order to be eligible for inclusion in the proxy statement and form of proxy for that meeting.

      Notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 will be considered untimely if received by INTERMET less than 60 days or more than 90 days prior to the date of the meeting. The persons named in proxies solicited by INTERMET’s board for its annual meeting of shareholders to be held in 2004 may exercise discretionary voting power with respect to any such proposal as to which INTERMET does not receive timely notice. To ensure prompt receipt, proposals should be sent certified mail, return receipt requested.

OTHER MATTERS THAT MAY COME BEFORE THE MEETING

      INTERMET’s management knows of no matters, other than those stated above, that are to be brought before the meeting. If any other matter is presented for consideration and voting, the persons named as proxies in the enclosed proxy intend to vote the proxy in accordance with his or her judgment of INTERMET’s best interest.

INTERMET CORPORATION
5445 Corporate Drive
Suite 200
Troy, MI 48098-2683

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE 2003 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints John Doddridge and Alan J. Miller, or either of them with power of substitution in each, the proxies of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of INTERMET CORPORATION (the “Company”) to be held on April 16, 2003, and any adjournment thereof. Receipt of the notice of annual meeting of shareholders and of the proxy statement is hereby acknowledged.

1.	Election of directors

John Doddridge; John P. Crecine; Julia D. Darlow; Norman F. Ehlers; John R. Horne; Thomas H. Jeffs II; Charles G. McClure; Richard H. Peters; John H. Reed; Pamela E. Rodgers; Gary F. Ruff.

☐ FOR all nominees for director listed above

☐ WITHHOLD AUTHORITY to vote for all nominees listed above.

INSTRUCTION: To withhold authority to vote for any individual write that nominee’s name on the space provided below.

2. Appointment of Ernst & Young LLP as the independent auditors of the Company for 2003.

☐ FOR ☐ AGAINST ☐ ABSTAIN

3. In accordance with their best judgment with respect to any other matters that may properly come before the meeting.

THE BOARD OF DIRECTORS FAVORS A VOTE “FOR” THE ELECTION AS DIRECTORS OF THE PERSONS NAMED IN THE PROXY, “FOR” APPOINTMENT OF THE INDEPENDENT AUDITORS, AND, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

Please sign this Proxy exactly as name appears on your stock certificate.

Note: When signing as an attorney, trustee, administrator or guardian, please give your title as such. In the case of joint tenants, each joint owner must sign.

Date:

PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.